A-6, Maharani Bagh
New Delhi-110065
Ph. : 011-41626470-71
E-mail : info@bansalco.com
Website : www.bansalco.com

BANSAL & CO LLP
CHARTERED ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of in this Amendment No. 5 to the draft Registration Statement on Form F-1") of our report dated June 7th, 2024, of Zenatech Inc. relating to review of the consolidated financial statements for the period ended March 31, 2024 and reference to our firm under the caption "Experts" in the Registration Statement.

For Bansal & Co LLP,

Bansalco

S. K. Bansal

Partner

New Delhi.

07 June 2024